Exhibit 10.6

Execution Version

COLLATERAL ADMINISTRATION AGREEMENT

THIS COLLATERAL ADMINISTRATION AGREEMENT (the “Agreement”), dated as of September 6, 2023, by and among FSSL FINANCE BB ASSETCO LLC, as issuer (the “Issuer”), FS Energy and Power Fund, as Investment Manager (the “Investment Manager”) and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association, as collateral administrator (together with its permitted successors and assigns, in such capacity, the “Collateral Administrator”).

WITNESSETH:

WHEREAS, the Issuer, Barclays Bank PLC, as Liquidation Agent, and Computershare Trust Company, N.A., as Trustee entered into an Indenture, dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) pursuant to which the Issuer intends to issue the Notes;

WHEREAS, pursuant to the Indenture, the Issuer has pledged certain assets (the “Collateral”) to the Trustee as security and for the benefit of the Secured Parties;

WHEREAS, the Investment Manager has entered into an Investment Management Agreement (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Investment Management Agreement”) with the Issuer, dated as of the date hereof, in connection with which the Investment Manager has agreed to provide certain services to the Issuer with respect to the Collateral;

WHEREAS, the Issuer is required to perform certain duties in connection with the Collateral pursuant to the Indenture and desires to have the Collateral Administrator perform such duties and to provide such additional services consistent with the terms of this Agreement and the Indenture as the Issuer or Investment Manager may from time to time request; and

WHEREAS, the Collateral Administrator has the capacity to provide the services required hereby and is willing to perform such services on behalf of the Issuer on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.      Definitions and Capitalized Terms.

Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

Section 2.      Duties of the Collateral Administrator.

(a)            The Issuer hereby appoints Computershare Trust Company, N.A. as its agent, and Computershare Trust Company, N.A. hereby accepts such agency appointment to act as, Collateral Administrator pursuant to the terms of this Agreement, until its resignation or removal as Collateral Administrator pursuant to Section 9 hereof. The Collateral Administrator’s services hereunder shall be conducted through its Computershare Corporate Trust division (including, as applicable, any agents or affiliates utilized thereby). In such capacity, the Collateral Administrator shall provide to the Issuer and the Investment Manager and certain other parties as specified in the Indenture, certain reports, schedules, calculations and other data, all as more particularly described in Section 2(b) below (in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Indenture), based upon information and data received from the Issuer, the Investment Manager (in accordance with the requirements of the Indenture and this Agreement) or the Liquidation Agent, which reports, schedules and calculations the Issuer (or the Investment Manager on behalf of the Issuer) or the Collateral Administrator is required to prepare and deliver (or which are necessary in order that certain reports, schedules and calculations can be prepared, delivered or performed as required) under the Indenture. The Collateral Administrator’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically set forth in this Agreement. By entering into or performing its duties under this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Issuer under the Indenture or any related Transaction Documents or of the Investment Manager under the Investment Management Agreement and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Issuer under or pursuant to the Indenture or related Transaction Documents, of the Trustee under or pursuant to the Indenture or of the Investment Manager under or pursuant to the Investment Management Agreement. The Collateral Administrator shall perform the duties and functions assigned to it in the Indenture, comply with all obligations applicable to it under the Indenture and perform its duties hereunder in accordance with the terms of this Agreement and the terms of the Indenture applicable to it.

(b)           The Collateral Administrator shall perform the following functions from time to time:

(i)	prepare and make available (in accordance with the provisions of the Indenture and this Agreement) to the parties required under the Indenture the (1) Monthly Reports that are required to be prepared pursuant to Section 10.5(a) of the Indenture, and (2) Valuation Reports that are required to be prepared pursuant to Section 10.5(b) of the Indenture, in each case, by the time and according to the content requirements specified in the Indenture and on the basis of information provided to the Collateral Administrator by the Issuer or the Investment Manager;

(ii)	assist the Investment Manager and the Issuer in the performance of such other calculations and the preparation of such other reports and other information that may be required by the Indenture as of the date hereof or pursuant to amendments or supplements thereto subsequent to the date hereof, and that are reasonably requested in writing by the Investment Manager and agreed to by the Collateral Administrator, which agreement shall not be unreasonably withheld, and that the Collateral Administrator determines, in its sole discretion, may be provided without unreasonable burden or expense;

(iii)	track the receipt of aggregate Proceeds in the Issuer Accounts and any withdrawals therefrom or from any subaccount thereof as directed by the Issuer or the Investment Manager;

(iv)	assist the Investment Manager and the Issuer in the performance of such other calculations and the preparation of such other reports and other information that may be required by the Indenture as of the date hereof or pursuant to amendments or supplements thereto subsequent to the date hereof, and that are reasonably requested in writing by the Investment Manager and agreed to by the Collateral Administrator, which agreement shall not be unreasonably withheld, and that the Collateral Administrator determines, in its sole discretion, may be provided without unreasonable burden or expense; and

(v)	provide the Investment Manager or the Liquidation Agent with such other information as may be reasonably requested by such Person and in the possession of the Collateral Administrator.

(c)            The Issuer and the Investment Manager shall reasonably cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the Monthly Report and Valuation Report or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Investment Manager shall use its reasonable efforts to supply, in a timely fashion, any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Collateral and reasonably needs in order to complete the Monthly Report or the Valuation Report or reasonably required to permit the Collateral Administrator to perform its obligations hereunder.

(d)           The Investment Manager (on behalf of the Issuer) shall review and verify the contents of the Monthly Report and the Valuation Report. To the extent any of the information in such reports conflicts with data or calculations in the records of the Investment Manager, the Investment Manager (on behalf of the Issuer) shall notify the Collateral Administrator of such discrepancy and use commercially reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. The Collateral Administrator shall cooperate with the Investment Manager in connection with the Investment Manager’s review (including the comparison of information and discrepancies, if any) of the contents of the aforesaid reports and shall provide to the Investment Manager such items within the possession of the Collateral Administrator within a reasonably sufficient time (as agreed between the Investment Manager and the Collateral Administrator) prior to any applicable due date to enable such review. Upon reasonable request by the Collateral Administrator, the Investment Manager further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information in its possession relating to the Collateral Obligations and the Eligible Investments and any proposed purchases, sales, substitutions or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder, and the Collateral Administrator will be entitled to rely on and assume the accuracy of such information provided by the Investment Manager. Upon receipt of approval from the Investment Manager, the Collateral Administrator shall distribute and make such reports available to the Trustee, in accordance with the Indenture.

(e)            If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action (each of which is consistent with the provisions of this Agreement), the Collateral Administrator may request written instructions (or verbal instructions, followed by written confirmation thereof) from the Issuer or the Investment Manager on behalf of the Issuer, as to the course of action desired by it. If the Collateral Administrator does not receive such instructions within five Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action; provided that the Collateral Administrator as promptly as possible notifies the Investment Manager and the Issuer which course of action, if any, it has decided to take. The Collateral Administrator shall act in accordance with instructions received after such five Business Day period except (so long as it has provided the notice set forth in the prior sentence) to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. To the extent of any ambiguity in the interpretation of any definition or term contained in the Indenture or to the extent more than one methodology can be used to make any of the determinations or calculations set forth in the Indenture, the Collateral Administrator shall request direction from the Investment Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor provided the Collateral Administrator has complied with such direction in good faith and without willful misfeasance, gross negligence or reckless disregard of its duties hereunder.

(f)            The Collateral Administrator understands that the Issuer, pursuant to the Indenture, pledged to the Trustee for the benefit and on behalf of the Secured Parties under the Indenture, all of its right, title and interest in, to and under this Agreement. The Collateral Administrator consents to such pledge and agrees that such pledge shall not release or limit its liabilities, obligations and duties hereunder and it shall perform any provisions of the Indenture applicable to it. The Collateral Administrator agrees that the Trustee shall be entitled to all of the Issuer’s rights and benefits hereunder but shall not by reason of such pledge have any obligation to perform the Issuer’s obligations hereunder, although it shall have the right to do so.

Section 3.      Compensation.

The Collateral Administrator will perform its duties and provide the services called for under Section 2 above in exchange for compensation set forth in a separate fee letter in connection herewith. The Collateral Administrator shall be entitled to receive, on each Payment Date, reimbursement for all reasonable out-of-pocket expenses incurred by it in the course of performing its obligations hereunder, in the order specified in the Priority of Payments as set forth in Section 11.1 of the Indenture. Such expenses shall include the reasonable compensation and documented out-of-pocket expenses, disbursements and advances of the Collateral Administrator’s agents, counsel, accountants and experts (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, charges and disbursements of one firm of outside counsel, and such other local counsel as required). The payment obligations to the Collateral Administrator pursuant to this Section 3 shall survive the termination of this Agreement and the resignation or removal of the Collateral Administrator. For the avoidance of doubt, all amounts payable under this Section 3 shall be subject to and payable only in accordance with the order specified in the Priority of Payments as set forth in Section 11.1 of the Indenture.

Section 4.      Limitation of Responsibility of the Collateral Administrator; Indemnifications.

(a)            The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Subject to the provisions of Section 13 hereof, the Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misfeasance or negligence on the part of any agent or attorney appointed hereunder with due care by it. To the extent not inconsistent with this Agreement, the Collateral Administrator shall be entitled to the same rights, protections and immunities that are afforded to the Trustee under Article VI of the Indenture. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Investment Manager, the Issuer, the Trustee, the Liquidation Agent or any other Person, except by reason of acts or omissions by the Collateral Administrator constituting fraud, bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Administrator’s duties hereunder. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Issuer, the Investment Manager, the Trustee (if not the same Person as the Collateral Administrator), the Liquidation Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Investment Manager, the Trustee (if not the same Person as the Collateral Administrator), the Liquidation Agent or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Administrator’s own fraud, bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall not be liable for any failure to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Issuer, the Investment Manager, the Trustee (if not the same Person as the Collateral Administrator), the Liquidation Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Administrator except to the extent that any failure or delay is caused by the Collateral Administrator’s own fraud, bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. The Collateral Administrator may consult with and shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be protected and deemed to have acted in good faith if it acts in accordance with such advice in the absence of criminal conduct, fraud, willful misfeasance, gross negligence or reckless disregard on the part of the Collateral Administrator.

(b)            The Collateral Administrator may rely conclusively on any notice, certificate or other document (including, without limitation, telecopier or electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Collateral Administrator shall not be liable for any action taken by it in good faith in reliance upon such notice, certificate or other document and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof.

(c)            The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless a Trust Officer working in its Corporate Trust Office has actual knowledge of such matter or has received written notice of such matter in accordance with this Agreement. Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential loss, liability or damage of any kind whatsoever (including but not limited to lost profits), under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof even if the Collateral Administrator has been advised of such loss or damage and regardless of the form of action. It is expressly acknowledged that the application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall, in part, be based upon, and in reliance upon, data and information provided to it by the Investment Manager, the Issuer and/or the Liquidation Agent with respect to the Collateral. Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability to the extent of any expense, loss, damage, demand, charge or claim resulting from or caused by events or circumstances beyond the reasonable control of the Collateral Administrator including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts.

(d)            The Issuer shall, and hereby agrees to, indemnify, defend and hold harmless the Collateral Administrator and its respective affiliates, directors, officers, shareholders, agents and employees from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, charges and disbursements of one firm of outside counsel, and such other local counsel as required)) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator, its respective affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of their duties or obligations under this Agreement; provided such acts or omissions are in good faith, are without fraud, willful misfeasance and gross negligence on the part of the Collateral Administrator and are without reckless disregard of its duties hereunder. For the avoidance of doubt, all indemnities payable under this subsection (d) shall be payable only in accordance with the order specified in the Priority of Payments as set forth in Section 11 of the Indenture.

(e)            Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Investment Manager, the Issuer (or the Trustee, if not the same Person as the Collateral Administrator) or the Liquidation Agent to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(f)            The Collateral Administrator shall have no obligation to determine and the Issuer, or the Investment Manager on the Issuer’s behalf, will timely advise the Collateral Administrator of (i) the type and characterization of any Collateral Obligation, including without limitation whether any item of Collateral meets the definition of “Affiliate Obligation”, “Bond”, “Clearing Corporation Security”, “Collateral Obligation”, “Defaulted Obligation”, “Delayed Funding Term Loan”, “Delayed Settlement Asset”, “Eligible Investment”, “Equity Security”, “First Lien Asset”, “First Lien Liquid Asset”, “First Lien Illiquid Asset”, “Interest Only Security”, “Junior Illiquid Asset”, “Legacy Energy & Power Asset”, “Letter of Credit”, “Loan”, “Margin Stock”, “Partial Deferrable Obligation”, “Participation Interest”, “Permitted Affiliate Obligations”, “Permitted Equity Security”, “Revolving Loan”, “Second Lien Asset”, “Second Lien Liquid Asset”, “Second Lien Illiquid Asset”, “Structured Finance Obligation”, “Substitute Collateral Obligation”, “Synthetic Security”, “Unsecured Illiquid Asset”, “Unsecured Liquid Asset”, “Warranty Transferred Assets”, “Withholding Tax Security”, “Working Capital Revolver”, “Zero Value Asset”, or “Zero-Coupon Security”, (ii) whether the conditions specified in the definition of “Deliver” have been complied with and (iii) the Current Market Value of any Collateral Obligation. Further, nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the securities or obligor of the loans included in the Collateral is in default or in compliance with the Reference Instruments governing or securing such securities or loans, the role of the Collateral Administrator hereunder being solely to perform only those functions as provided herein as more particularly described in Section 2 hereof. This Section 4 shall survive the termination or assignment of this Agreement and the resignation or removal of the Collateral Administrator.

(g)            The Collateral Administrator shall, and hereby agrees to, indemnify, defend and hold harmless the Issuer and its respective affiliates, directors, officers, shareholders, members, agents and employees from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator, its respective officers, agents or employees pursuant to or in connection with the terms of this Agreement or the Indenture, in the performance or observance of their duties or obligations under this Agreement or the Indenture constituting bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder.

(h)            Neither the Investment Manager nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Administrator, the Issuer or any other Person in connection with the Investment Manager’s responsibilities or duties hereunder, except by reason of acts or omissions by the Investment Manager constituting the Investment Manager’s own fraud, bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. Anything in this Agreement notwithstanding, in no event shall the Investment Manager be liable for special, indirect or consequential loss, liability or damage of any kind whatsoever (including but not limited to lost profits), even if the Investment Manager has been advised of such loss, liability or damage and regardless of the form of action.

Section 5.      Reserved

Section 6.      No Joint Venture.

Nothing contained in this Agreement (i) shall constitute the Collateral Administrator, the Investment Manager or the Issuer, respectively, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of any of the others.

Section 7.      Other Activities of Collateral Administrator.

Nothing herein shall prevent the Collateral Administrator, the Investment Manager or their Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a collateral administrator or investment manager, respectively, for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer.

Section 8.      Term of Agreement.

This Agreement shall continue in force until the termination of the Indenture in accordance with its terms (unless this Agreement has been previously terminated in accordance with Section 9 hereof), upon which event this Agreement shall automatically terminate. Notwithstanding the foregoing, the indemnification obligations of all parties under this Agreement shall survive the termination of this Agreement, the resignation or removal of the Collateral Administrator or release of any party hereto with respect to matters occurring prior to such termination, resignation, removal or release.

Section 9.      Resignation and Removal of Collateral Administrator.

(a)            Subject to Section 9(d) of this Agreement, the Collateral Administrator may resign its duties hereunder by providing the Issuer, the Liquidation Agent and the Investment Manager with at least 90 days’ prior written notice.

(b)            Subject to Section 9(d) of this Agreement, the Issuer (or the Investment Manager on behalf of the Issuer), with the consent of the Liquidation Agent (provided that the Liquidation Agent shall respond to such request for consent in a timely and commercially reasonable manner), may remove the Collateral Administrator without cause by providing the Collateral Administrator and the Investment Manager with at least 90 days’ prior written notice.

(c)            Subject to Section 9(d) of this Agreement, the Issuer (or the Investment Manager on behalf of the Issuer) may remove the Collateral Administrator immediately upon written notice of termination from the Issuer (or the Investment Manager on behalf of the Issuer) to the Collateral Administrator if any of the following events shall occur:

(i)	the Collateral Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer and the Investment Manager);

(ii)	the Collateral Administrator is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding up, official management, liquidation, receivership or conservatorship (other than pursuant to a consolidation, amalgamation or merger);

(iii)	a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official is appointed for the Collateral Administrator or any substantial part of its property or there is an order for the winding-up, liquidation, receivership or conservatorship of its affairs; or

(iv)	the Collateral Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Collateral Administrator or for any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Collateral Administrator agrees that if any of the events specified in clauses (i), (ii), (iii) or (iv) of this Section 9(c) shall occur, it shall give written notice thereof to the Issuer, the Investment Manager, the Liquidation Agent and the Trustee within one Business Day after the happening of such event.

(d)            No resignation or removal of the Collateral Administrator pursuant to this Section 9 shall be effective until (i) a successor Collateral Administrator shall have been appointed by the Issuer, with the consent of the Investment Manager and (ii) such successor Collateral Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Collateral Administrator is bound hereunder. If a successor Collateral Administrator does not take office within 90 days after the retiring Collateral Administrator resigns or is removed, the retiring Collateral Administrator, the Issuer, the Investment Manager or the Liquidation Agent may petition a court of competent jurisdiction for the appointment of a successor Collateral Administrator.

(e)            [Reserved].

(f)            At any time that the Collateral Administrator is the same institution as the Trustee, the Collateral Administrator hereby agrees that upon the appointment of a successor Trustee, unless otherwise agreed to by the Issuer, the Collateral Administrator and such successor Trustee, such successor Trustee shall automatically be (and is hereby) appointed by the Issuer as the successor Collateral Administrator and shall automatically become the Collateral Administrator under this Agreement until such time, if any, as such successor Collateral Administrator is removed and replaced by the Issuer pursuant to this Section 9. Any such successor Trustee shall be required to agree to assume the duties of the Collateral Administrator under the terms and conditions of this Agreement in its acceptance of appointment as successor Trustee.

(g)            Any successor by operation of law to the Investment Manager shall be bound automatically by the terms and provisions of this Agreement upon becoming the successor Investment Manager.

Section 10.      Action upon Termination, Resignation or Removal of the Collateral Administrator.

Promptly upon the effective date of termination of this Agreement pursuant to Section 8 hereof or on the first Payment Date subsequent to the resignation or removal of the Collateral Administrator pursuant to Section 9(a), (b), (c) or (f) hereof, respectively, the Collateral Administrator shall be entitled to be paid all amounts accruing to it to the date of such termination, resignation or removal in accordance with the Priority of Payments set forth in Section 11.1 of the Indenture. The Collateral Administrator shall forthwith deliver to, or as directed by, the Issuer upon such termination pursuant to Section 8 hereof or such resignation or removal of the Collateral Administrator pursuant to Section 9 hereof, all property and documents of or relating to the Collateral then in the custody of the Collateral Administrator, and the Collateral Administrator shall cooperate in good faith with the Issuer, the Investment Manager and any successor Collateral Administrator and shall take all reasonable steps requested to assist the Issuer and the Investment Manager in making an orderly transfer of the duties of the Collateral Administrator.

Section 11.      Notices.

Any notice, report or other communication given hereunder shall be in writing, addressed to the Collateral Administrator at the address of the Trustee as set forth in the Indenture and to the Issuer and the Investment Manager at their respective addresses set forth in the Indenture (or to such other address as any such Person shall have provided to the others in writing) and may be given in the manner and with the force and effect all as set forth in the Indenture.

Section 12.      Amendments.

This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Issuer, the Investment Manager, the Liquidation Agent and the Collateral Administrator in writing.

Section 13.      Successor and Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Issuer, the Investment Manager and the Collateral Administrator. Except as otherwise set forth herein or the Indenture, this Agreement may not be assigned by the Collateral Administrator unless such assignment is previously consented to in writing by the Issuer, the Liquidation Agent (provided that the Liquidation Agent shall respond to such request for consent in a timely and commercially reasonable manner) and the Investment Manager. An assignment with such consent and confirmation, if accepted by the assignee, shall bind the assignee hereunder to the performance of any duties or obligations of the Collateral Administrator hereunder. Notwithstanding the foregoing, any organization or entity into which the Collateral Administrator may be merged or converted or with which it may be consolidated, any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party and any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor Collateral Administrator hereunder without the execution or filing of any paper or any further act of any of the parties hereto.

Section 14.      Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in the City of New York in any proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of any such proceeding may be heard and determined in any such New York State or Federal court. The parties hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such proceeding. The parties agree that a final non-appealable judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 15.      Limitation of Liability.

Notwithstanding anything contained herein to the contrary, this Agreement has been executed by each of the Collateral Administrator and the Investment Manager not in its respective individual capacity but solely in the capacity as Collateral Administrator and Investment Manager, respectively. In no event shall the Collateral Administrator or the Investment Manager in their individual capacities have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder.

Section 16.      Representations and Warranties.

(a)            The Issuer hereby represents and warrants to the Investment Manager and the Collateral Administrator as follows:

(i)	The Issuer is a limited liability company duly formed and is validly existing and in good standing under the laws of the State of Delaware, has the full limited liability company power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. Except for those which have already been obtained, given or effected, as the case may be, no consent of any other person including, without limitation, members, shareholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Issuer in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by the Issuer hereunder, will constitute the legally valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)	The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the governing instruments of, or any notes issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)            The Investment Manager hereby represents and warrants to the Issuer and the Collateral Administrator as follows:

(i)	The Investment Manager has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. Except for those which have already been obtained, given or effected, as the case may be, no consent of any other person including, without limitation, stockholders and creditors of the Investment Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Investment Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Investment Manager hereunder, will constitute the legally valid and binding obligations of the Investment Manager enforceable against the Investment Manager in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Investment Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)	The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Investment Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Investment Manager, or the articles of organization or by-laws of the Investment Manager or of any mortgage, Indenture, lease, contract or other agreement, instrument or undertaking to which the Investment Manager is a party or by which the Investment Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Investment Manager and will not result in, or require, the creation or imposition or any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, Indenture, lease, contract or other agreement, instrument or undertaking.

(c)            The Collateral Administrator hereby represents and warrants to the Issuer and the Investment Manager as follows:

(i)	The Collateral Administrator is a national banking association duly organized and validly existing under the laws of the United States and has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. Except for those which have already been obtained, given or effected, as the case may be, no consent of any other person including, without limitation, stockholders and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Collateral Administrator hereunder, will constitute the legally valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)	The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or the articles of association or by-laws of the Collateral Administrator or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and will not result in, or require, the creation or imposition or any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, Indenture, lease, contract or other agreement, instrument or undertaking.

Section 17.      Headings.

The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 18.      Counterparts.

This Agreement may be executed in any number of counterparts, all of which when so executed shall together constitute but one and the same agreement. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 19.      Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 20. Not Applicable to Computershare Trust Company, N.A. in Other Capacities.

Nothing in this Agreement shall affect any right, benefit or obligation that Computershare Trust Company, N.A. may have in any other capacity.

Section 21.      Waiver.

No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 22.      No Third Party Beneficiaries.

This Agreement does not confer any rights or remedies upon any Person other than the parties to this Agreement, the Liquidation Agent and their respective successors and permitted assigns. The Liquidation Agent shall be an express third party beneficiary hereof, entitled to enforce its rights hereunder as if a party hereto. In addition, the Liquidation Agent shall be bound by its obligations in Section 9(b) and Section 13.

Section 23.      Non-Petition and Limited Recourse.

Notwithstanding any other provision of this Agreement, the liability of the Issuer to the Collateral Administrator and any other Person hereunder is limited in recourse to the Collateral, and following application of the Collateral in accordance with the provisions of the Indenture, all obligations of and all claims against the Issuer will be extinguished and shall not revive. No recourse shall be had for the payment of any amounts owing in respect of this Agreement against any officer, director, manager, partner, member, employee, shared personnel, shareholder or incorporator of the Issuer. The Collateral Administrator will not, prior to the date which is one year and one day after all of the related obligations of the Issuer have been paid in full (or, if longer, the applicable preference period under applicable insolvency law), take any action or institute any proceeding against the Issuer under any insolvency law applicable to the Issuer or which would be reasonably likely to cause the Issuer to be subject to, or seek protection of, any such insolvency law; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Collateral Administrator (a) from taking any action prior to the expiration of the aforementioned one year and one day period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any involuntary insolvency proceeding filed or commenced by a Person other than the Collateral Administrator or its Affiliates or (b) from commencing against the Issuer or any of their respective properties any legal action which is not a bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. The provisions of this Section 23 shall survive termination of this Agreement.

Section 24.      Conflict with the Indenture.

If this Agreement shall require that any action be taken with respect to any matter and the Indenture shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Indenture, the Indenture shall govern.

Section 25.      Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have caused this Collateral Administration Agreement to be duly executed and delivered as of the date and year first above written.

FSSL FINANCE BB ASSETCO LLC,
as Issuer

By:	/s/ Edward T. Gallivan
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

[Barclays-FS – Signature Page to Collateral Administration Agreement]

FS Energy and Power Fund,
as Investment Manager

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

[Barclays-FS – Signature Page to Collateral Administration Agreement]

Computershare Trust Company, N.A.,
as Collateral Administrator

By:	/s/ Michael J. Baker
Name: Michael J. Baker
Title: Vice President

[Barclays-FS – Signature Page to Collateral Administration Agreement]

Solely for the purposes of Section 9(b) and Section 13:

BARCLAYS BANK PLC,
as Liquidation Agent

By:	/s/ Kevin Plattenburg
Name: Kevin Plattenburg
Title: Managing Director

[Barclays-FS – Signature Page to Collateral Administration Agreement]